NewBridge Global Ventures Forms Joint Venture with Innovative Separations Inc. to Expand Farming and Processing Capacity in Oregon for Industrial Hemp CBD Market, Further Strengthening Market Position

Everett Farr, Chief Engineer of Innovative Separations, Joins NewBridge Team as President of Hemp Division

Alameda, CA, May 7, 2019 -- NewBridge Global Ventures, Inc. (“NewBridge” or the “Company”), (OTCQB: NBGV),a vertically integrated processing company focused on the legal and regulated cannabis and hemp industries, today announced that it has signed a joint venture partnership agreement with Innovative Separations, Inc., based in Central Point, Oregon. Innovative Separations cultivates, processes and distributes CBD oil made from industrial hemp and operates a 10,000 square foot processing facility.

“This new joint venture strengthens NewBridge’s market position and bolsters our supply of industrial hemp on the West Coast with a partner that is committed to providing its customers with safe, effective, and all-natural CBD extracts,” commented Bob Bench, Interim President and CFO. “Innovative Separations will cultivate over 110 acres of industrial hemp in their second year of farming and is a pioneer of bio-botanical extractions in the state of Oregon. We welcome Everett Farr to the NewBridge team and look forward to his contributions to the growth of our hemp business.”

The partnership will utilize advanced genetics and farming techniques while processing fresh biomass using NewBridge’s patented water-based energy wave technology, Shockwave Power™ Reactor. In addition, the Innovative partnership further expands NewBridge’s market position in the billion-dollar hemp industry by building on the recently announced partnership with the King Family of New Mexico. These partnerships will allow NewBridge to quickly implement its patented SPR technology across the country as it works to become a leader in the processing sector.

Everett Farr, Chief Engineer of Innovative Separation since 2016, commented, “NewBridge’s new Extraction Technology is clearly the most innovative and advanced processing system available today. Most importantly, the system’s ability to quickly advance from harvest to processing, getting the undried plant off the field and into a liquid state within days, is unprecedented. I share the NewBridge vision and am excited to join their team as President of the Hemp Division.”

Dr. John MacKay, Chief Technology Officer of NewBridge and noted scientific expert on extraction, added, “This joint venture marks a critical step in the evolution for onsite cannabis and hemp extraction for farmers. Processing Innovative’s 110 acres of hemp with our exclusive controlled cavitation and water process will enable us to develop and fine tune optimal scaling processes as we work to apply our technology to larger farms with thousands of acres. Not only does processing fresh biomass eliminate expensive drying rooms, it also allows for processing before the plant degrades, which preserves its precious compounds for a whole plant extract with a true full spectrum compound profile at scale.”

About Innovative Separations

Innovative Separations is a vertically integrated company specializing in the extraction of industrial hemp. They are foremost an engineering and scientific-based company that has spent three years developing and testing various methods of extraction techniques, as well as the growing of industrial hemp. Innovative Separations is located in the epicenter of the idyllic hemp farming community of the Rogue Valley in Southern Oregon. Innovative Separations’ own farming of hemp, as well as the company’s relationship with area farmers, has created long term hemp processing stability and success. For more information go to: innovativeseparations.com

About NewBridge Global Ventures (OTCQB: NBGV)

NewBridge Global Ventures is a vertically integrated processing company serving the cannabis and hemp industries. Our portfolio of companies supports our mission and technology to become a leading, international cannabis and hemp processor. Led by our patented Shockwave Power™ Technology and proprietary separation techniques, NewBridge solves a costly bottleneck by eliminating the need for drying, curing and storing biomass prior to processing. The technology accomplishes this without the use of any solvents; instead using water and low-pressure energy waves to gently separate the oil from the plant. For more information go to: newbridgegv.com

Forward-Looking Statements

Statements about the expected timing, and all other statements in this press release, other than historical facts, constitute forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements.  Forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those projected.  A number of the matters discussed herein that are not historical or current facts deal with potential future circumstances and developments that may or may not materialize.  This press release speaks only as of its date, and except as required by law, we disclaim any duty to update.

Contacts:

Bob Bench, Interim President

bob@newbridgegv.com

801-362-2115

Investors:

Kirin Smith / Stephanie Prince

PCG Advisory Group

sprince@pcgadvisory.com

646.863.6519